Exhibit 10.9

BANYAN ACQUISITION SPONSOR LLC

UNIT SUBSCRIPTION AGREEMENT

[   ], 2021

[Name of Investor]

[Address]

This subscription agreement (this “Agreement”) sets forth the terms of the agreement between Banyan Acquisition Sponsor LLC, a Delaware limited liability company (the “Company”), and the undersigned entity(ies) ( “Subscriber,” it being understood that to the extent that there is more than one Subscriber party hereto, references to Subscriber shall be deemed to refer to each related Subscriber hereto, severally and not jointly)1. The Company is the sponsor of Banyan Acquisition Corporation, a Delaware corporation (the “SPAC”), which is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”).

Subscriber hereby (i) commits to pay [$1,875.00 // $937.50] in the aggregate to the Company for an allocation of [187,500 // 93,750] Class X Units of the Company (the “Class X Units”) in the aggregate, representing a purchase price of $0.01 per Class X Unit, corresponding to an interest in [187,500 // 93,750] shares of Class B common stock of the SPAC owned by the Company in the aggregate (including the Class A common stock of the SPAC into which such Class B common stock is convertible or converted, the “Founder Shares”) and (ii) expresses an interest to purchase a number of units of the SPAC that are sold to the public in the IPO, each unit consisting of one share of Class A common stock and one-third of one redeemable warrant (with each whole warrant exercisable to purchase one share of Class A common stock of the SPAC for a price of $11.50 per share), equal to [9.90% //4.95%] of the total number of such units sold in the IPO in the aggregate (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option) (the “Purchased Public Units”). The Class X Units to be issued pursuant hereto shall be allocated to the Subscriber as set forth on the signature pages hereto, and such Class X Units shall be issued pursuant to and subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”). Notwithstanding the foregoing, in the event Subscriber purchases a number of Purchased Public Units less than [9.90% //4.95%] of the total units sold in the IPO (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option) then (i) the allocation of Class X Units and Founder Shares to Subscriber set forth in the preceding sentence shall be reduced to zero (0) and (ii) the Company shall promptly refund any purchase price for the Class X Units previously funded by Subscriber to the Company, except in each case, if the Subscriber purchases a number of Purchased Public Units less than [9.90% //4.95%] of the total units sold in the IPO (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option) as a result of Subscriber’s not being offered or allocated the full number of Public Units as set forth in a firm order that is submitted by Subscriber and maintained through the closing date of the IPO or otherwise as a result of a cutback in respect of the Subscriber by the Company or the underwriter of the IPO. For the avoidance of doubt, the terms set forth above assume a base IPO offering size of $300,000,000 in aggregate amount of units (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option) with the terms and conditions (including the number of Founder Shares to be held by the Company) set forth in the Registration Statement (as defined below); provided that, notwithstanding anything to the contrary herein (i) if the base offering size exceeds $300,000,000 in aggregate amount of units (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option) then the Subscriber’s expression of interest set forth in this paragraph shall be limited to a number of Purchased Public Units equal to [9.90% //4.95%] of $300,000,000 and (ii) if the base offering size is less than $300,000,000 in aggregate amount of units (not including any units sold by virtue of the underwriters’ exercise of their over-allotment option), then the Subscriber’s expression of interest set forth in this paragraph shall be equal to [9.90% //4.95%] of such reduced base offering size and the number allocation of Class X Units and Founder Shares to Subscriber shall be proportionately reduced. Furthermore, under no circumstances shall the Subscriber be required to purchase more than 2,970,000 units in the IPO (9.90% of 30,000,000 units) without first having the opportunity to purchase additional Class X Units at the same price as detailed herein in a proportional manner to any IPO order greater than 2,970,000 units.

 1 [Note: Individual agreements may include one or more Subscriber’s and/or separate entities providing an Indication of Interest.]

Subscriber will fund the maximum purchase price of the Class X Units ([$1,875.00 // $937.50]) to the Company on the closing date of the IPO and the issuance of the Class X Units contemplated hereby shall be consummated immediately prior to the closing of the IPO. The Class X Units and the Founder Shares do not participate in the trust fund (“Trust Fund”) established by the SPAC for the benefit of its public shareholders as described in the SPAC’s registration statement on Form S-1 to be filed in connection with its IPO (the “Registration Statement”), and in the event the SPAC does not consummate an initial Business Combination, the Founder Shares will expire worthless. The Company will retain voting and dispositive power over Subscriber’s Founder Shares until the consummation of the initial Business Combination, following which time the Company will distribute to Subscriber such Founder Shares (subject to applicable lock-up restrictions) or, if applicable, the proceeds of any sale thereof. If the SPAC does not consummate the IPO, any portion of the aggregate purchase price for the Class X Units already funded will be returned to Subscriber, without interest.

Subscriber agrees that, in consideration of the subscription for Class X Units as contemplated hereby, it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future against the Trust Fund and will not seek recourse against the Trust Fund for any reason whatsoever, in each case relating to or arising from the subscription for Class X Units (and the underlying Founder Shares) contemplated hereby. Notwithstanding the foregoing, Subscriber may participate in distributions and exercise redemption rights and otherwise have all other rights afforded to holders of the Class A common stock, with respect to any units or shares of Class A common stock of the SPAC purchased directly by Subscriber in the IPO or in the open market.

The Company acknowledges and agrees that, as a condition to the closing of Subscriber’s subscription hereunder, it has not, as of the date hereof, and shall not, as of the date of such closing have: (i) allocated greater than 187,500 Class X Units to any other third party investor that has expressed an interest in participating in the IPO or (ii) agreed to issue Class X Units or Founders Shares to any other third party investor that has expressed an interest in participating in the IPO on more favorable terms or otherwise afforded any other third party investor that has expressed an interest in participating in the IPO any rights in respect thereof that would economically benefit such third party, unless such terms or rights have also be offered to Subscriber, provided that the foregoing shall not apply with respect to any investor that participates in the at-risk capital of the Company or otherwise pay more than a de minimis amount in connection with an investment in the Company.

The Founder Shares underlying the Class X Units allocated to the Subscriber will be identical to the shares of Class A common stock included in the units to be sold to the public by the SPAC in the IPO, except that:

•	prior to a Business Combination, only holders of the SPAC’s Class B common stock have the right to vote on the election of directors, and holders of a majority of the SPAC’s outstanding shares of Class B common stock may remove a member of the board of directors for any reason;

•	the Founder Shares are subject to certain transfer restrictions contained in a letter agreement that the SPAC’s initial stockholders, directors, officers and special advisor will enter into, severally and not jointly, with the SPAC, as more fully described in the Registration Statement;

•	the SPAC’s amended and restated certificate of incorporation provides that only public shares and not any Founder Shares are entitled to redemption rights, and further, the SPAC’s initial stockholders, directors, officers and special advisor have agreed with the SPAC to waive: (1) their redemption rights with respect to any Founder Shares and public shares held by them, as applicable, in connection with the completion of the a Business Combination; (2) their redemption rights with respect to any Founder Shares and public shares held by them in connection with a stockholder vote to amend the SPAC’s amended and restated certificate of incorporation (A) to modify the substance or timing of the SPAC’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the SPAC’s public shares if the SPAC does not complete a Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any Founder Shares they hold if the SPAC fails to complete a Business Combination within 24 months from the closing of the IPO or during any extended time that the SPAC has to consummate a Business Combination beyond 24 months as a result of a stockholder vote to amend the SPAC’s amended and restated certificate of incorporation (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the SPAC fails to complete a Business Combination within the prescribed time frame);

•	the shares of Class B common stock will automatically convert into shares of the SPAC’s Class A common stock at the time of a Business Combination, or earlier at the option of the Company, on a one-for-one basis, subject to potential adjustment pursuant to certain anti-dilution rights; and

•	the Founder Shares are entitled to certain registration rights.

The Company and the Subscriber agree that the Company may not agree, in connection with a Business Combination, to forfeit, transfer, exchange or amend the terms of all or any portion of the Class X Units issued to the Subscriber (or the underlying Founder Shares) or enter into any other arrangements with respect to such Class X Units or Founder Shares, including, without limitation, the transfer of membership interests of the Company representing an interest in such Class X Units or Founder Shares, and/or subjecting such Class X Units or Founder Shares to share price vesting triggers commonly known as “earn outs,” in a manner that is adverse to the Subscriber without the consent of the Subscriber; provided, however, Subscriber shall be bound by the terms of the Lock-up (described below) and the waiver of an any anti-dilution protections or other similar rights by the Company or the SPAC with respect to the Founder Shares. For the avoidance of doubt except to the extent expressly provided herein, the number of Class X Units issued to the Subscriber shall not be subject to dilution, cut-back or reduction by repurchase, redemption or forfeiture for any reason, including (i) transfer of Founder Shares to any person, (ii) downsizing of the IPO, (iii) failure of the underwriters to exercise their overallotment option or (iv) any future issuance of securities by the Sponsor.

The Company and the SPAC shall disclose the material terms hereof in the SPAC’s Registration Statement, other filings with the Securities and Exchange Commission (the “SEC”) or any press release of the SPAC; however, the SPAC shall not disclose the name of the Subscriber in the Registration Statement, other filings with the SEC or any press release of the SPAC unless consented to by the Subscriber or requested or required by the SEC.

Subscriber acknowledges and agrees that it will execute agreements in forms similar to those used in other transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to Subscriber, including but not limited to (i) a registration rights agreement and (ii) the LLC Agreement. Subscriber further acknowledges and agrees that it has reviewed the LLC Agreement and agrees to be subject to and bound by the terms thereof. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

The Company hereby represents and warrants to the Subscriber, as of the date hereof and as of the closing date of the subscription hereunder, that:

(a)	it is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware;

(b)	it has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and to issue the Class X Units in accordance with the terms hereof;

(c)	the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action and no further consent or authorization of the Company or its members is required;

(d)	this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy;

(e)	the Class X Units upon issuance:

a.	Will be, free and clear of any security interests, liens, claims or other encumbrances (collectively, “Liens”), subject only to Liens imposed on Subscriber or its assets and to restrictions upon transfer under the Securities Act and any applicable U.S. state securities laws and such transfer restrictions as are set forth herein and in the LLC Agreement, including the Lock-Up (described below);

b.	Will be, duly authorized and validly issued on the date of issuance; and

c.	Will not subject the holders thereof to personal liability by reason of being such holders;

(f)	there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the SPAC or the Company or any of the SPAC’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such;

(g)	neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Class X Units;

(h)	none of the SPAC, the Company, or any director, officer, agent, employee or other person acting on behalf of the SPAC and Company has, in the course of its actions for, or on behalf of, the SPAC and the Company (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (3) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; and

(i)	the operations of the SPAC and the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the SPAC and the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the SPAC and the Company, threatened.

Subscriber hereby represents and warrants that, as applicable:

(a)	it has been advised that neither the Class X Units nor the Founder Shares have not been registered under the Securities Act;

(b)	it is acquiring the Class X Units (and the underlying Founder Shares) for its own account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Class X Units or the underlying Founder Shares in violation of the securities laws of the United States, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class X Units and the underlying Founder Shares and is able to bear the economic risk of its investment in the Class X Unit and underlying Founder Shares for an indefinite period of time;

(d)	it has adequately analyzed and fully considered the risks of an investment in the Class X Units and the underlying Founder Shares and determined that the Class X Units and the underlying Founder Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company and acknowledges specifically that a possibility of total loss exists;

(e)	the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action and no further consent or authorization of the Subscriber any other person is required;

(f)	this Agreement constitutes the valid and binding obligations of the Subscriber enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy;

(g)	it acknowledges that any sales of securities to Subscriber in the IPO will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective and that no such registration statement has become effective as of the date hereof;

(h)	it acknowledges that the Company represents and warrants that the Class X Units and the underlying Founder Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws;

(i)	it is (x) a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933 as amended (the “Securities Act”)), or (y) an institutional “accredited investor” (as defined in Rule 501 of the Securities Act);

(j)	it has, if required to do so, completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(k)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(l)	in determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and the SPAC and their respective businesses business based upon the Subscriber’s own due diligence investigation and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision and has not relied on the Company or the SPAC (or any of their respective affiliates or any of their respective control persons, officers, directors, employees, agents or representatives) for any accounting, legal or tax advice;

(m)	it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company expressly set forth in this Agreement, in making its investment or decision to invest in the Company

(n)	it is familiar with the proposed business, management, financial condition and affairs of the Company and the SPAC;

(o)	no governmental, administrative or other third party consents or approvals are required or necessary on the part of the Subscriber in connection with the transactions contemplated by this Agreement; and

(p)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter.

The Subscriber understands and acknowledges that the Founder Shares will be subject to lock-up provisions (the “Lock-up”) contained in that certain letter agreement (commonly known as an “Insider Letter”) dated on or prior to the closing of the IPO, as more fully described in the Registration Statement. The Subscriber understands and acknowledges the Founder Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Subscriber understands that the book-entries representing the Founder Shares will contain a legend or notation in respect of such restrictions. If in the future, following such time as the Founder Shares underlying the Subscriber’s Class X Units are distributed to the Subscriber, if at all, the Subscriber decides to offer, resell, pledge or otherwise transfer any such Founder Shares, such Founder Shares may be offered, resold, pledged or otherwise transferred only pursuant to (i) registration under the Securities Act or (ii) an available exemption from registration. The Company and the Subscriber agree that if any transfer of the Subscriber’s Founder Shares or any interest therein is proposed to be made pursuant to an effective registration statement filed with the SEC or in compliance with Rule 144, upon request of the Subscriber, the Company shall use its commercially reasonable efforts to cause the SPAC and/or its legal counsel to deliver an opinion of counsel satisfactory to the SPAC’s transfer agent to effect the removal of any restrictive legends from such Founder Shares, and in connection therewith and as a condition thereto, the Subscriber shall provide to the Company, the SPAC and/or their respective legal counsel customary representations and other documentation as reasonably requested by the Company, the SPAC, their respective legal counsel and/or the SPAC’s transfer agent. The Company and the Subscriber agree that, as a condition precedent to any transfer other than of the type described in the previous sentence, the Subscriber may, at the SPAC’s option, be required to deliver to the SPAC an opinion of counsel satisfactory to the SPAC. Absent registration or an exemption, the Subscriber agrees not to resell the Founder Shares. The Subscriber further acknowledges that because the SPAC is a shell company, Rule 144 is not expected to be available to the Subscriber for the resale of the Founder Shares until at least one year following consummation of the initial Business Combination of the SPAC (which may not occur), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

The Company and Subscriber agree that, so long as Subscriber is a Member of the Company (and, following such time, to the extent of any provision which has an effect on Subscriber as a result of being a Member of the Company), and, notwithstanding anything in the LLC Agreement to the contrary, the LLC Agreement as between the Company and Subscriber shall be deemed to be modified to give effect to the following:

(a)       The Company shall use commercially reasonable efforts to (i) notify Subscriber of the amount of any withholding or other taxes imposed by any tax authority with respect to Subscriber (“Withholding Taxes”) and (ii) upon reasonable request by Subscriber, provide additional information necessary for Subscriber to obtain any available refund of, or exemption from, such Withholding Tax.

(b)       The Company shall use commercially reasonable efforts to not engage in any activity (including the receipt of fees) that may result in the Company (i) being treated as engaged in a “trade or business within the United States” (within the meaning of Section 864(b) of the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of any succeeding law) (the “Code”)); (ii) recognizing income or gain treated as effectively connected with a trade or business within the United States (including, under Sections 864, 871(b), 882 or 897 of the Code); or (iii) being required to impose any withholding tax pursuant to Section 1445 or Section 1446 of the Code on the Company’s income and/or distributions. The Company shall notify Subscriber as soon as it determines that its obligation under the prior sentence was breached, and, shall coordinate with the Subscriber to mitigate the negative consequences of such breach.

(c)       In the event that the Subscriber, in order to comply with its tax or regulatory filing or tax payment obligations, requires information in addition to that provided to it in accordance with the provisions of the LLC Agreement, Subscriber may request and the Company shall use commercially reasonable efforts to cooperate with Subscriber in obtaining, or prepare and deliver to Subscriber, such additional information. The Company confirms that it does not, and, will not interpret the LLC Agreement to allow the Company to compel Subscriber (or its underlying owners) to amend any tax return of such persons without Subscriber's consent.

A true and correct copy of the LLC Agreement is attached as Exhibit A hereto. The LLC Agreement has been duly adopted by the Company and there have been no resolutions approved by the Company to alter the LLC Agreement.

This Agreement may be terminated at any time prior to the IPO by mutual written consent of the parties hereto. In the event that the IPO is not consummated for any reason by the date that is sixty (60) days from the date hereof, this Agreement shall thereafter terminate and have no force or effect. The obligations of the Subscriber hereunder are subject to there being no material change in the structure, terms and conditions of the SPAC and its securities from that set forth in the SPAC’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on August [6], 2021.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof that would otherwise require the application of the law of any other state. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

This Agreement, the LLC Agreement and the other agreements contemplated hereby, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

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Very truly yours,

BANYAN ACQUISITION SPONSOR LLC

By:
Name:
Title:

Accepted and Agreed:

[INVESTOR]

Expression of Interest: [__]%

Number of Class X Units: [___]

By:
Name: [__________]
Title:

[Signature page to Anchor Investor Subscription Agreement]

Exhibit A

FORM OF LLC AGREEMENT